UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 5, 2019

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55976	35-2540672
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

319 Clematis Street, Suite 714, West Palm Beach, FL 33401

(Address of principal executive offices) (Zip Code)

(866) 286-1055

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

On July 5, 2019, Ozop Surgical Corp. (the “Company”) entered into an Equity Financing Agreement (the “Equity Agreement”) with GHS Investments, LLC, a Nevada limited liability company (the “Investor”), with the Investor committing to purchase up to $7,000,000 of the Company’s common stock in tranches of up to $400,000, following an effective registration of the shares and subject to restrictions regarding the timing of each sale and total percentage stock ownership held by the Investor. The purchase price for the shares will be 85% of the lowest closing price during the 10-day period prior to each sale, and with each sale, the Investor will receive an issuance premium of 5% to cover the Investor’s transaction costs associated with selling the shares and payable by the Company to the Investor in registered shares.

The obligation of the Investor to purchase shares pursuant to the Equity Agreement is subject to several conditions, including (i) that the Company has filed a registration statement (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) registering the shares to be sold to the Investor within 30 calendar days from the date of the Equity Agreement, with the Registration Statement being declared effective prior to sale of any shares to the Investor; and (ii) that the purchase of shares by the Investor pursuant to the Equity Agreement shall not cause the Investor to own more than 4.99% of the outstanding shares of the Company’s common stock.

In connection with the Equity Agreement, on July 5, 2019, the Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”), requiring the Company to use its commercially reasonable efforts to have the Registration Statement filed with the SEC within 30 calendar days of July 5, 2019, and declared effective by the SEC within 30 calendar days thereafter.

Additionally, on July 5, 2019, the Company issued to the Investor two promissory notes, one in the amount of $30,000 (“Note 1”) to cover the Investor’s transaction costs of entering into the Equity Agreement and the Registration Rights Agreement, and a second promissory note of $15,000 (“Note 2”), issued in exchange for cash consideration of $15,000. Note 1 and Note 2 mature on January 5, 2020, and bear interest at the rate of 8% per annum.

The foregoing descriptions of the Equity Agreement, Registration Rights Agreement, Note 1 and Note 2 are qualified in their entirety by the full text of such agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to, and incorporated by reference in, this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding Note 1 and Note 2 in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

10.1	Equity Financing Agreement by and between Ozop Surgical Corp. and GHS Investments, LLC, dated July 5, 2019
10.2	Registration Rights Agreement by and between Ozop Surgical Corp.. and GHS Investments, LLC, dated July 5, 2019
10.3	$30,000 Promissory Note issued to GHS Investments, LLC, dated July 5, 2019
10.4	$15,000 Promissory Note issued to GHS Investments, LLC, dated July 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2019

OZOP SURGICAL CORP

By: /s/ Barry Hollander

Barry Hollander

Chief Financial Officer